Exhibit 10.1

CONSULTANT COMPENSATION AGREEMENT

THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 24th day of August, 2007, among HYBRID DYNAMICS CORPORATION, a Nevada corporation ("COMPANY"); and the following individual who has executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" hereof: Omar Barrientos (the "Consultant").

WHEREAS, the Board of Directors of COMPANY has adopted a written compensation agreement for compensation of certain individual consultants who are natural persons; and

WHEREAS, COMPANY has engaged the Consultant to provide services at the request of and subject to the satisfaction of its management pursuant to the terms of a Consulting Agreement attached hereto and made a part hereof as Exhibit “B;” and

WHEREAS, the Consultant has provided services at the request and subject to the approval of the management of COMPANY; and

WHEREAS, a general description of the nature of the services performed and to be performed by the Consultant and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

WHEREAS, COMPANY and the Consultant intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which COMPANY may issue "freely tradable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by COMPANY;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

SECTION 1

Compensation Plan

1.1       Employment. COMPANY hereby employs the Consultant and the Consultant hereby accept such employment, and have and will perform the services requested by management of COMPANY to its satisfaction during the term hereof. The services performed by the Consultant hereunder have been and will be personally rendered by the Consultant, and no one acting for or on behalf of the Consultant, except those persons normally employed by the Consultant in rendering services to others, such as secretaries, bookkeepers and the like.

1.2       Independent Contractors. Regardless of the Consultant's status as "employees" under Rule 405 of the Commission, all services rendered by the Consultant hereunder have been rendered as that of an independent contractor, and the Consultant shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultant shall indemnify and hold COMPANY harmless therefrom; it is understood and agreed that the value of all such items have been taken into account by the Consultant in computing the billable rate for the services the Consultant has rendered and agreed to render to COMPANY.

1.3       Term. All services performed at the request of COMPANY by the Consultant have either been performed and completed, or shall be performed within one year from the date hereof, at which time this Plan shall terminate, unless extended by written agreement of COMPANY and the Consultant for one additional year. If the Plan shall terminate, and unearned shares or options for unearned shares have been delivered to Consultant or exercised by Consultant pursuant to this Plan, said unearned shares shall be returned by Consultant(s) and canceled by COMPANY.  All shares delivered to Consultant shall constitute earned shares unless otherwise set forth in writing on Consultant’s Exhibit “A-1” to be delivered to COMPANY at the time of issuance.

1.4       Payment. COMPANY and the Consultant agrees that COMPANY shall pay the Consultant for the services performed under this Plan by the issuance of shares of its common stock at a price of three cents ($0.03) per share as set forth in the attached agreements with and/or invoices from the Consultant; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement with the Commission on Form S-8 covering such shares. All shares payable to Consultant hereunder are earned shares as of the date of this Agreement and shall be delivered to Consultant (i) 130,000 shares upon the date of this Agreement, (ii) 130,000 shares on the 60th day from the date of this Agreement and (iii) 125,000 on the 120th day from the date of this Agreement.

1.5       Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultant shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; from and after the date of this Agreement the Consultant assumes the risk of any decrease in the per share price or value of the shares of common stock of COMPANY that may be issued by COMPANY for services performed by the Consultant hereunder, and the Consultant agrees that any such decrease shall in no way affect the rights, obligations or duties of the Consultant or the COMPANY hereunder.

1.6       Limitation on Services. None of the services rendered by the Consultant and paid for by the issuance of shares of common stock of COMPANY shall be services related to any "capital raising" or "stock promotion" transaction.

1.7       Delivery of Shares. Upon effectiveness of the Registration Statement on Form S-8 covering the shares, one or more stock certificates representing such shares shall be delivered to the Consultant at the address listed on the Counterpart Signature Pages, unless another address shall be provided to COMPANY in writing prior to the issuance of such shares.

1.8       Adjustments in the Number of Shares of Common Stock and Price Per Share. COMPANY and the Consultant agree that the per share price of shares of common stock that may be issued by COMPANY to the Consultant for services performed under this Plan has been arbitrarily set by COMPANY; however, in the event COMPANY shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of COMPANY prior to the issuance of shares to the Consultant, that the per share price and the number of shares issuable to the Consultant for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

1.9       Effective Date. The Effective Date of this Plan shall be the date set forth on the respective Counterpart Signature Pages.

SECTION 2

Representations and Warranties of COMPANY

COMPANY represents and warrants to, and covenants with, the Consultant as follows:

2.1       Corporate Status. COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

2.2       Compensation Plan. The Board of Directors of COMPANY has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which COMPANY may issue "freely tradable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by COMPANY.

2.3       Registration Statement on Form S-8. COMPANY shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; Consultant shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of COMPANY; and COMPANY will provide to the Consultant prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

2.4       Federal and State Securities Laws, Rules and Regulations. COMPANY shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

2.5       Limitation on Services. COMPANY shall not request the Consultant to perform any services in connection with any "capital raising" or "stock promotion" transaction under this Plan.

2.6       Reports With The Commission. COMPANY is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and COMPANY has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission timely so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

2.7       Corporate Authority and Due Authorization. COMPANY has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by COMPANY hereunder have been duly authorized by all requisite corporate action on the part of COMPANY, and this Plan constitutes a valid and binding obligation of COMPANY and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of COMPANY.

SECTION 3

Representations and Warranties of the Consultant

Consultant represents and warrants to, and covenants with, COMPANY as follows:

3.1       Employment. Consultant hereby accepts employment by COMPANY for the services performed pursuant to this Agreement. The services performed by the Consultant hereunder have been personally rendered by the Consultant, and by no one acting for or on behalf of the Consultant.

3.2       Accredited Investors. Consultant represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultant has the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of COMPANY, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment of services; further, Consultant is an "accredited investor" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

3.3       Suitability of Investment. Prior to the execution of this Plan, Consultant shall have provided the services outlined in the respective Counterpart Signature Pages to COMPANY, and the Consultant, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of COMPANY is a suitable investment for the Consultant.

3.4       Limitation on Services. None of the services rendered by the Consultant and paid for by the issuance of shares of common stock of COMPANY shall be services related to any "capital raising" transaction.

3.5       Authority and Authorization. Consultant has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultant hereunder constitutes a valid and binding obligation of the Consultant and performance hereunder will not violate any other agreement to which Consultant is a party.

SECTION 4

Indemnity

COMPANY and the Consultant agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of COMPANY to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

SECTION 5

Termination

Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of COMPANY and the respective Consultant in writing; (2) by either the Directors of COMPANY or the respective Consultant if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of COMPANY to pay for any services actually rendered by the Consultant hereunder shall survive any such termination.

SECTION 6

General Provisions

6.1       Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

6.2       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested.

6.3       Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

6.4       Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

6.5       Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Ohio, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

6.6       Assignment. Neither COMPANY nor the Consultant can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

6.7       Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

HYBRID DYNAMICS CORPORATION

By: /s/ Paul Ressler
Print Name: Paul Ressler
Print Title: President

CONSULTANT:

/s/ Omar Barrientos
Signature

EXHIBIT "A"

CONSULTANT COMPENSATION AGREEMENT

COUNTERPART SIGNATURE PAGE

THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement between HYBRID DYNAMICS CORPORATION and the undersigned Consultant is executed as of the date set forth herein below.

______________________________
Signature
______________________________
Address
______________________________
City State Zip

Date: _______, 2007

Number of Shares and Maximum Value of Services

General Description of Services to be Performed

See Exhibit A-1 attached hereto and incorporated herein by reference as set forth and as will be set forth in three (3) invoices for an aggregate of 385,000 shares of COMPANY post-reverse split (1 for 100) common stock, at $0.03 per earned share issuable as follows: (i) 130,000 earned shares shall be issued upon execution of this agreement, (ii) 130,000 earned shares shall be issued 60 days from the date of execution of this Agreement, and (iii) 125,000 earned shares shall be issued 120 days from the date of execution of this Agreement.

EXHIBIT A-1

____, 2007

Via Facsimile

Hybrid Dynamics Corporation
892 North 340 East
American Fork UT 84003

Re: Compensation

Dear Mr. DuCharme:

This will confirm for purposes of any filing requirements the work performed in exchange for the shares of COMPANY that COMPANY agreed to have issued to me.

1.         _____________ shares represents the earned stock portion of my fee for work related to my Consulting Agreement with your wholly-owned subsidiary Infomac Corporation.

Please call with any questions you may have.

Sincerely,

______________________________
Signature
______________________________
Address
______________________________
City State Zip

EXHIBIT “B”
CONSULTING AGREEMENT

CONSULTING AGREEMENT (the "Agreement") entered into this 29th day of June, 2007 by and between INFOMAC CORPORATION, a Nevada corporation with its principal place of business at 264 Union Blvd., First Floor, Totowa, NJ 07424 (the "Company") and Omar Barrientos, having a place of business at 3203 E. Ovid Avenue, Des Moines, IA 50317 (the "Consultant").

1.         TERM OF ENGAGEMENT. The Company hereby agrees to retain the Consultant, and the Consultant hereby agrees to be retained by the Company, upon the terms set forth in this Agreement, for the period commencing on the date hereof and ending on the first anniversary of the date hereof (the "Consulting Period").

2.         CONSULTING DUTIES. During the Consulting Period, the Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Board of Directors of the Company (the "Board") in the areas of (i) product sales and distribution management for the South and Central American market, (ii) Spanish language interpretation. The Consultant's services shall be provided at such times and in such locations as the parties mutually agree. The Consultant shall devote such time and effort to his services hereunder as the parties mutually agree.

3.         FEES AND EXPENSES.

3.1       FEES. In full compensation for his consulting services rendered under this Agreement, the Company shall issue to Consultant 1,155,000 shares of the Company's Common Stock, $0.0001 par value per share, having an agreed to value of $11,550, which shares shall be fully vested and immediately issuable upon the execution of this agreement and the Exhibit “A” Stock Subscription Agreement attached hereto and made a part hereof.

3.2       EXPENSES. The Company shall reimburse the Consultant for all reasonable travel and other business expenses incurred or paid by the Consultant in connection with the performance of his duties hereunder, upon presentation by the Consultant of documentation, expense statements, vouchers and/or such other supporting information as the Company may request, PROVIDED, HOWEVER, that the nature and amount of such expenses shall be subject to the Company's expense policies as in effect from time to time.

4.         INDEPENDENT CONTRACTOR STATUS. The Consultant shall perform his consulting services as an "independent contractor" and not as an employee or agent of the Company. The Consultant shall not be entitled to any benefits made available to employees of the Company.

5.         CONFIDENTIAL INFORMATION. The Consultant agrees not to disclose, either during the Consulting Period or at any time thereafter, to any person not employed by the Company or not engaged to render services to the Company, any confidential, proprietary or trade secret information ("Confidential Information") obtained by the Consultant from the Company; PROVIDED, HOWEVER, that this provision shall not preclude the Consultant from the use or disclosure of information known generally to the public (other than that which the Consultant may have disclosed in breach of this Agreement) or of information not generally considered confidential or from disclosure required by law or court order or in the proper conduct of the Company's business. The Consultant agrees that his obligation not to disclose or use Confidential Information also extends to Confidential Information of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant in the course of the Company's business.

6.         NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon sending, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6.

7.         AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

8.         GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Nevada, without reference to conflict of laws principles.

9.         SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns; PROVIDED, HOWEVER, that the obligations of the Consultant are personal and shall not be assigned by him.

10.       MISCELLANEOUS.

10.1     No delay or omission by either the Company or the Consultant in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either the Company or the Consultant on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

10.2     The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

10.3     In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

COMPANY:

COMPANY:	CONSULTANT:
INFOMAC CORPORATION	OMAR BARRIENTOS
By: /s/ Christopher Giordano	/s/ Omar Barrientos
Print Name: Christopher Giordano	Signature
Print Title: President